Exhibit 99.1

NioCorp Provides Preliminary Financial Results for
the Fiscal Year Ended June 30, 2023

CENTENNIAL, Colo. (September 6, 2023) – NioCorp Developments Ltd. (“NioCorp” or the “Company”) (NASDAQ:NB) (TSX:NB) today provided its preliminary financial results for the fiscal year ended June 30, 2023.

Selected financial results expectations for the periods include:

•	Loss for the fiscal year ended June 30, 2023 of $39.497 million, or $1.32 per share, compared to a loss for the fiscal year ended June 30, 2022 of $10.887 million, or $0.41 per share.

NioCorp intends to file its audited consolidated financial statements for the fiscal year ended June 30, 2023 in its Annual Report on Form 10-K on or about September 28, 2023.

All figures reported above with respect to the fiscal year ended June 30, 2023 are preliminary and are unaudited and subject to change and adjustment as the Company prepares its consolidated financial statements for the years ended June 30, 2023 and 2022. Accordingly, investors are cautioned not to place undue reliance on the foregoing information. The Company does not intend to provide preliminary results in the future. The preliminary results provided in this news release constitute “forward-looking information” and “forward-looking statements” within the meaning of applicable Canadian and U.S. securities laws, are based on several assumptions and are subject to a number of risks and uncertainties. Actual results may differ materially. See “Forward-looking Statements.”

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FOR MORE INFORMATION:

Jim Sims, Corporate Communications Officer, NioCorp Developments Ltd., (720) 334-7066, jim.sims@niocorp.com

@NioCorp $NB $NB.TO $BR3 #Niobium #Scandium #rareearth #neodymium #dysprosium #terbium #ElkCreek #EV #electricvehicle #masteralloy #aluminum

NioCorp Developments Ltd., 7000 S. Yosemite, #115, Centennial CO 80112 | (720) 334-7066 | www.niocorp.com

ABOUT NIOCORP

NioCorp is developing a critical minerals project in Southeast Nebraska that will produce niobium, scandium, and titanium. The Company also is evaluating the potential to produce several rare earths from the Project. Niobium is used to produce specialty alloys as well as High Strength, Low Alloy (“HSLA”) steel, which is a lighter, stronger steel used in automotive, structural, and pipeline applications. Scandium is a specialty metal that can be combined with Aluminum to make alloys with increased strength and improved corrosion resistance. Scandium is also a critical component of advanced solid oxide fuel cells. Titanium is used in various lightweight alloys and is a key component of pigments used in paper, paint and plastics and is also used for aerospace applications, armor, and medical implants. Magnetic rare earths, such as neodymium, praseodymium, terbium, and dysprosium are critical to the making of Neodymium-Iron-Boron (“NdFeB”) magnets, which are used across a wide variety of defense and civilian applications.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and forward-looking information within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”). Forward-looking statements may include, but are not limited to, statements about the preliminary financial results, and the timing of the filing of the audited consolidated financial statements for the fiscal year ended June 30, 2023. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of NioCorp and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. Such expectations and assumptions are inherently subject to uncertainties and contingencies regarding future events and, as such, are subject to change. Forward-looking statements involve a number of risks, uncertainties or other factors that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those discussed and identified in public filings made by NioCorp with the SEC and with the applicable Canadian securities regulatory authorities. Any financial results discussed in this press release are preliminary and represent the most current information available to the Company’s management as of September 6, 2023, as financial closing procedures for the fiscal year ended June 30, 2023 are not yet complete. These estimates are not a comprehensive statement of the Company’s financial results for the fiscal year ended June 30, 2023, and actual results may differ materially from these estimates as a result of the completion of year-end accounting procedures and adjustments, including the execution of the Company’s internal control over financial reporting, the completion of the preparation and audit of the Company’s financial statements and the subsequent occurrence or identification of events prior to the filing of the audited consolidated financial statements for the fiscal year ended June 30, 2023 in its Annual Report on Form 10-K. In addition, any such statements regarding the Company’s financial performance are not necessarily indicative of the Company’s financial performance that may be expected to occur for the fiscal quarter ending September 30, 2023, or for any future fiscal period.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of NioCorp prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

All subsequent written and oral forward-looking statements concerning the matters addressed herein and attributable to NioCorp or any person acting on its behalf are expressly qualified in their entirety by the cautionary

NioCorp Developments Ltd., 7000 S. Yosemite, #115, Centennial CO 80112 | (720) 334-7066 | www.niocorp.com

statements contained or referred to herein. Except to the extent required by applicable law or regulation, NioCorp undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof to reflect the occurrence of unanticipated events.

NioCorp Developments Ltd., 7000 S. Yosemite, #115, Centennial CO 80112 | (720) 334-7066 | www.niocorp.com